SUB-ITEM 77Q3

AIM HIGH INCOME MUNICIPAL FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2008
FILE NUMBER 811-7890
SERIES NO.: 4


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                       20,468
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                        1,469
       Class C                                                        4,337
       Institutional Class                                            3,746

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.4440
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                       0.3786
       Class C                                                       0.3783
       Institutional Class                                           0.4668

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       47,002
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        3,332
       Class C                                                       11,874
       Institutional Class                                           10,982

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                        $8.20
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                        $8.21
       Class C                                                        $8.20
       Institutional Class                                            $8.20